EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 1st Quarter 2006 Net

Income Up 21.9 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—May 2, 2006—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North America third-party logistics and freight transportation provider, today reported financial results for the three-months ended April 7, 2006.

For the quarter ended April 7, 2006, net income increased by $2.5 million, or 21.9 percent, to $13.9 million, compared to $11.4 million in the same quarter of 2005. Income from operations increased by $3.2 million, or 15.1 percent, to $24.4 million, compared to $21.2 million in the same quarter of 2005. Diluted earnings per share for the quarter increased to $0.36 from $0.30 a year earlier, up 20.0 percent. The company generated $10.9 million of cash flow from operations in the first quarter, an improvement of $4.3 million from the same period in 2005, and paid down $7.0 million of debt. During the first quarter, the company also paid its fourth-quarter 2005 dividend to shareholders of $5.6 million.

“Our performance for the first quarter of 2006 met our objectives and showed substantial improvement over last year’s first quarter,” said Don Orris, chairman and chief executive officer. “Our wholesale segment continues to be a strong growth engine for the company, with income from operations expanding by more than 25 percent compared to the first quarter of 2005. The softer performance of our retail segment during the 2006 quarter resulted, in part, from reduced rail incentives that we forego by driving increased volumes to our Stacktrain unit and from settlement of a legal case. Our cash flow remains strong and enabled us to pay down our debt to a balance of $83.0 million from $90.0 million in addition to paying the $5.6 million dividend,” added Orris.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, May 2). To participate, please call five minutes early by dialing (877) 209-0397 (in USA) and ask for “Pacer First Quarter 2006 Earnings Call.” International callers can dial (612) 332-1213.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 2 at 10:15 p.m. Eastern Time to June 2 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 825693. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in our business strategy, development plans or cost savings plans; our ability to integrate acquired businesses; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; difficulties in maintaining or enhancing our information technology systems; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 30, 2005 filed with the SEC on March 2, 2006. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

April 7, 2006
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7.4
Accounts receivable, net	215.3
Prepaid expenses and other	12.1
Deferred income taxes	4.0

Total current assets	238.8
Property and equipment
Property, plant & equipment at cost	95.7
Accumulated depreciation	(60.4)

Property and equipment, net	35.3
Other assets
Intangible assets, net	288.3
Deferred income taxes	7.3
Other assets	19.4

Total other assets	315.0

Total assets	$589.1

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued liabilities	184.2

Total current liabilities	184.2
Long-term liabilities
Long-term debt and capital leases	83.0
Other	5.3

Total long-term liabilities	88.3
Stockholders’ equity
Common stock	0.4
Paid In capital	279.4
Retained earnings	37.0
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	316.6

Total liabilities and equity	$589.1

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2006
Cash Flows from Operating Activities
Net income	$13.9
Adjustments to net income
Depreciation and amortization	1.8
Deferred income taxes	2.0
Stock based compensation expense	0.4
Excess tax benefit from exercise of stock options	(0.4)
Change in receivables	4.0
Change in other current assets	(7.2)
Change in current liabilities	(3.6)
Other	—

Net cash provided by operating activities	10.9

Cash Flows from Investing Activities
Capital expenditures	(1.0)
Proceeds from sales of property and equipment	—

Net cash used for investing activities	(1.0)

Cash Flows from Financing Activities
Book overdraft	—
Proceeds from issuance of common stock	0.6
Excess tax benefit from exercise of stock options	0.4
Dividends paid to shareholders	(5.6)
Debt, revolver, net and capital lease payments	(7.0)

Net cash used for financing activities	(11.6)

Effect of exchange rate changes on cash	—

Net change in cash and cash equivalents	(1.7)
Cash at beginning of period	9.1

Cash at end of period	$7.4

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	1st Quarter 2006
	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP
Revenues	$313.3	$202.9	$(46.8)	$469.4
Cost of purchased transportation	234.1	174.8	(46.8)	362.1
Direct operating expenses	32.3	—	—	32.3
Selling, general & admin. expenses	17.3	27.2	4.3	48.8
Depreciation expense	0.9	0.9	—	1.8

Income from operations	28.7	(0.0)	(4.3)	24.4
Interest expense, net				1.7

Income before income taxes				22.7
Income taxes				8.8

Net income				$13.9

Diluted Earnings Per Share				$0.36

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	1st Quarter
	2006	2005	Variance	%
	GAAP
Segments
Revenues
Wholesale	$313.3	$263.2	$50.1	19.0%
Retail	202.9	235.3	(32.4)	-13.8%
Cons. Entries	(46.8)	(38.4)	(8.4)	21.9%

Total	469.4	460.1	9.3	2.0%
Income from Operations
Wholesale	28.7	22.9	5.8	25.3%
Retail	—	2.4	(2.4)	-100.0%
Corporate	(4.3)	(4.1)	(0.2)	-4.9%

Total	24.4	21.2	3.2	15.1%
Net Income	$13.9	$11.4	$2.5	21.9%
Diluted Earnings per Share	$0.36	$0.30	$0.06	20.0%